BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase units of Reed’s Inc., each unit consisting of one share of common stock, $0.0001 par value, and warrant to purchase ½ share of common stock, at a subscription price of $1.75 per unit, subject to proration.

This will instruct you whether to exercise rights to purchase units distributed with respect to the shares of common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus and the related “Instructions as to Use of Reed’s Inc. Subscription Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. [  ] Please DO NOT EXERCISE RIGHTS for units.

Box 2. [  ] Please EXERCISE RIGHTS for shares of units as set forth below:

	Units	Subscription Price		Payment
Basic Subscription Privilege	________________x	$1.75	=	$ (Line 1)
Over-Subscription Privilege	________________x	$1.75	=	$ (Line 1)
Total Payment Required				$ (Sum of Lines 1 and 2)

Box 3. [  ] Payment in the following amount is enclosed: $

Box 4. [  ] Please deduct payment of $            from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account ___________________________

Account No.___________________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

● irrevocably elect to purchase the units indicated above upon the terms and conditions specified in the prospectus; and

● agree that if I (we) fail to pay for the units I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of Beneficial Owner(s): ______________________________________________

Signature of Beneficial Owners(s): __________________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: _________________________________________________________________

Capacity: _______________________________________________________________

Address (including zip code): _______________________________________________

Telephone Number: _______________________________________________________